Exhibit 4.3

AGREEMENT TO AMEND THE LOAN AGREEMENT

This AMENDING AGREEMENT (this Agreement) is entered into by and among the following parties (the parties) on October 16, 2006:

KONGZHONG CORPORATION (the Lender)

SONGLIN YANG, ZHEN HUANG, GUIJUN WANG, YUNFAN ZHOU

WHEREAS:

1.
The Lender, Songlin Yang, Zhen Huang and Yunfan Zhou signed a Loan Agreement on March 31, 2004. In accordance with the terms and conditions set forth in the Loan Agreement, the Lender has provided Yunfan Zhou a loan with a principal in US dollars equal to RMB 1,000,000 (one million), provided Songlin Yang a loan with a principal in US dollars equal to RMB 700,000 (seven hundred thousand), provided Zhen Huang a loan with a principal in US dollars equal to RMB 300,000 (three hundred thousand) (the principle sum involved respectively refers to that of different borrowers). Such loan provided by the lender only can be used for the investment in the Beijing AirInbox Information Technologies Co., Ltd. (Beijing AirInbox)

2.
Yunfan Zhou, Guijun Wang, Songlin Yang, Zhen Huang, Yang Cha and Linguang Wu have entered into a Capital Contribution Transfer Agreement dated on October 16, 2006. Pursuant to Which Yunfan Zhou agrees to transfer to Guijun Wang, and Guijun Wang agrees to acquire from Yunfan Zhou, all of Yunfan Zhou’s equity interests in the registered capital of Beijing AirInbox (accounting for 10% of the registered capital of Beijing AirInbox)(the Transfer).

3.	The Parties jointly agree to the Transfer.

Now Therefore, the Parties hereby agree as follows:

1.  Amendments to the Loan Agreement

The Parties jointly agree to the substitution of Guijun Wang as a party to the Loan Agreement in place of Yunfan Zhou. As a result thereof, Guijun Wang shall assume all of Yunfan Zhou’s rights and obligations under the Loan Agreement.

2.  Effective Date

This Agreement becomes effective on October 16, 2006.

3.  Miscellaneous

(a)	Except as expressly amended by this Agreement, all terms and conditions of the Loan Agreement shall remain in full force and effect.

(b)	From the effective date of this Agreement, the Loan Agreement as amended by this Agreement shall be read as a single integrated document incorporating such amendments.

(c)	This Agreement is governed by, and interpreted in accordance with, the laws of the New York State.

AS WITNESS this Agreement has been signed by the duly authorised representatives of the parties the day and year first written above.

PARTY A: KONGZHONG CORPORATION

Authorized Representative:

PARTY B: SONGLIN YANG

Signature:

PARTY C: ZHEN HUANG

Signature:

PARTY D: GUIJUN WANG

Signature:

PARTY E: YUNFAN ZHOU

Signature: